Exhibit 99.1

Motorola Solutions Announces Fourth-Quarter

and Full-Year 2010 Financial Results

SCHAUMBURG, Ill. – Jan. 27, 2011 – Motorola Solutions, Inc. (NYSE: MSI), formerly Motorola, Inc., today announced its fourth-quarter and full-year 2010 financial results.

The following are pro forma* financial highlights for Motorola Solutions, which primarily represented the continuing operations of the former Enterprise Mobility Solutions segment of Motorola, Inc. These results have been adjusted for the impact of the separation of Motorola Mobility Holdings, Inc. as a discontinued operation.

Fourth-quarter financial highlights:

•	Pro forma sales of $2.2 billion, up 13% from fourth-quarter 2009

•	Pro forma operating earnings of $279 million compared to pro forma operating earnings of $250 million in fourth-quarter 2009

•	Pro forma non-GAAP operating earnings** of $352 million compared to $351 million in fourth-quarter 2009

•	Government sales of $1.5 billion, an increase of 9% from fourth-quarter 2009

•	Enterprise sales of $772 million, an increase of 23% from fourth-quarter 2009

•	Total cash of $5.7 billion and net cash of $3.0 billion as of the Jan. 4 separation***

	Fourth Quarter			Full Year
In millions	2010	2009	Change	2010	2009	Change

Pro forma sales	$2,246	$1,983	13%	$7,871	$7,180	10%

Pro forma operating earnings	$279	$250	12%	$778	$570	36%
Pro forma non-GAAP operating earnings**	$352	$351	0%	$1,090	$976	12%

“With our separation completed, Motorola Solutions has embarked on a new and independent future with an even more sharpened strategic and operational focus that is both clear and purpose-driven,” said Greg Brown, president and CEO of Motorola Solutions. “We are committed to driving profitable growth, optimizing our cost structure, improving cash flow and creating greater shareholder value. Our time, talent and resources are fully dedicated to executing on our financial plan and delivering mission- and business-critical solutions to government and enterprise customers throughout the world.”

Operating Results

Government business highlights:

•

Secured multi-million dollar contracts from the states of Maryland, New Jersey, Louisiana, Mississippi and Minnesota; the counties of Charleston in South Carolina, DuPage in Illinois, Escambia in Florida, Harris in Texas, Lapeer in Michigan, Orange in Florida and York in Virginia; the Los Angeles Unified School District; Queensland Gas in Australia; the Brazilian Army; and SAIC to service U.S. Customs and Border Protection

•	Deployed AirDefense Security & Compliance solution for the Federal Aviation Administration to prevent unauthorized wireless access to its critical core network at 66 locations across the United States

Enterprise business highlights:

•	Secured multi-million dollar contracts with TNT Express in Holland, Bergendahls in the Nordics, Stockholm City in the Nordics and Hermes in Germany

•	Announced the industry’s most comprehensive service device management platform that helps maximize uptime, increase mobile worker productivity and reduce IT expenditures

Networks Financial Results

Financial results related to the portion of the company’s Networks business expected to be acquired by Nokia Siemens Networks in the first quarter of 2011 are reported as discontinued operations. For the Networks discontinued operations, sales were $939 million in the fourth quarter of 2010 and $3.4 billion for full-year 2010. GAAP earnings from discontinued operations totaled $86 million in the fourth quarter of 2010 and $379 million for full-year 2010.

First-Quarter 2011 Outlook

Motorola Solutions’ outlook for the first quarter of 2011 is for sales growth of 3-4 percent over the first quarter of 2010 and earnings per share from continuing operations of $0.29 to $0.34 per share. Earnings per share is based on approximately 340 million diluted shares outstanding. This outlook excludes the portion of the Networks business expected to be acquired by Nokia Siemens Networks in the first quarter of 2011, the Motorola Mobility business that was separated from Motorola Solutions on Jan. 4, 2011, as well as stock-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases.

Motorola, Inc. Consolidated GAAP Results

The following results reflect Motorola, Inc.’s consolidated fourth-quarter results prior to its Jan. 4, 2011 distribution of Motorola Mobility Holdings, Inc. and its name change to Motorola Solutions, Inc.

(In millions, except per share amounts)	Fourth Quarter		Full Year
	2010	2009	2010	2009

Net sales	$5,663	$4,786	$19,282	$18,147
Gross margin	2,033	1,728	6,898	5,741
Operating earnings (loss)	378	88	789	(492)
Earnings (loss) from continuing operations†	207	51	254	(367)
Earnings from discontinued operations	86	91	379	316
Net earnings (loss) †	293	142	633	(51)

Diluted earnings (loss) per common share: †
Continuing operations	$0.61	$0.15	$0.75	$(1.12)
Discontinued operations	0.25	0.28	1.12	0.96

	$0.86	$0.43	$1.87	$(0.16)

Weighted average diluted common shares outstanding	341.3	332.9	338.1	327.9

†	Amounts attributable to Motorola Solutions, Inc. common shareholders

Motorola, Inc. Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the fourth quarter of 2010.

(Per diluted common share)	Fourth Quarter 2010††

GAAP Earnings from Continuing Operations	$0.61

Highlighted Items:
Separation-related transaction costs	0.17
Reorganization of business charges	0.09
IP settlement	(0.17)

Total Highlighted Items	0.09

Stock-based compensation expense	0.14
Intangible assets amortization expense	0.12

Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.26

Total Non-GAAP Adjustments	0.34

Non-GAAP Earnings from Continuing Operations	$0.95

††	Earnings per share amount does not add up due to rounding

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 8 a.m. (U.S. Eastern Time) on Thursday, Jan. 27. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. We have provided these non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The Company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the Company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Definitions

* Pro forma results: Consistent with the Report on Form 8-K furnished with the Securities and Exchange Commission on Jan. 10, 2011, the Motorola

Solutions pro forma information presented in this release reflects the adjustment of Motorola’s GAAP results for: (i) the removal of the results of the Motorola Mobility business (which excludes certain corporate overhead costs that were previously allocated to the business) as a result of the Company’s completed separation of Motorola Mobility Holdings, Inc. (ii) the removal of the Company’s costs of separating into two separate, publicly traded companies, along with the corresponding tax impact, (iii) the removal of the historical Earnings from discontinued operations, and (iv) the pro forma Motorola Solutions effective tax rate at the historical Motorola effective tax rate. The pro forma effective tax rate may differ from the actual effective tax rate used in the calculation of the discontinued operations of Motorola Mobility in subsequent filings. Because this revised financial data was made on a pro forma basis, the discontinued operations of Motorola Mobility and the financial results of Motorola Solutions may differ from what is provided above. A reconciliation of Motorola’s GAAP results to the Motorola Solutions pro forma results can be found at the end of this press release.

** Pro forma non-GAAP operating earnings excludes from pro forma operating earnings the effects of stock-based compensation expense, intangible asset amortization expense and highlighted items

*** Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments – cash contributed to Motorola Mobility at separation. Net cash = total cash - Total debt (Notes payable and current portion of long-term debt + Long-term debt)

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, statements about the timing and financial impact of the launch of new products, the impact of the separation of Motorola, Inc. into two independent, public companies, and Motorola Solutions’ financial outlook for the first quarter of 2011. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 17 through 29 in Item 1A of Motorola Inc.’s 2009 Annual Report on Form 10-K, pages 58 through 62 in Part II, Item 1A of Motorola, Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the Company’s business operations, financial performance or assets as a result of the separation into two independent, publicly traded companies, which may include: (i) diminished purchasing leverage and increased exposure to market fluctuations as a result of being a smaller, more focused company, (ii) ongoing obligations relating to certain debt and pension liabilities and certain corporate litigation matters retained by Motorola Solutions after the separation, (iii) the increased percentage of cash and cash equivalents retained by Motorola Solutions after the separation being held outside of the U.S., and (iv) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (2) the economic outlook for the government and enterprise communications industries; (3) the level of demand for the Company’s products, particularly if businesses and governments defer purchases in response to tighter credit; (4) the Company’s ability to introduce new products and technologies in a timely manner; (5) unexpected negative consequences from the Company’s restructuring and cost reduction activities; (6) negative impact on the Company’s business from global economic conditions, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) changes in the value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company’s financial position; and (vi) difficulties or increased costs for the Company in obtaining financing; (7) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (8) risks related to dependence on certain key suppliers; (9) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the Company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) risks related to the fact that certain customers require that the Company build, own and operate their systems, often over a multi-year period; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact of changes in governmental policies, laws or regulations; (17) the outcome of currently ongoing and future tax matters; and (18) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola Solutions

Motorola Solutions is a leading provider of business- and mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media contacts:

Nicholas Sweers

(847) 576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

(847) 538-1865

tama.mcwhinney@motorolasolutions.com

Investor contacts:

Shep Dunlap

(847) 576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

(847) 576-2441

jason.winkler@motorolasolutions.com

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2010	October 2, 2010	December 31, 2009
Net sales	$5,663	$4,890	$4,786
Costs of sales	3,630	3,110	3,058
Gross margin	2,033	1,780	1,728

Selling, general and administrative expenses	944	810	808
Research and development expenditures	641	637	648
Separation-related transaction costs	68	44	23
Other charges (income)	(63)	(1)	93
Intangibles amortization	65	65	68
Operating earnings	378	225	88

Other income (expense):
Interest expense, net	(31)	(29)	(19)
Gain on sales of investments and businesses, net	4	4	53
Other	(3)	5	(2)
Total other income (expense)	(30)	(20)	32

Earnings from continuing operations before income taxes	348	205	120

Income tax expense	128	196	70
Earnings from continuing operations	220	9	50

Earnings from discontinued operations, net of tax	86	102	91
Net earnings	306	111	141

Less: Earnings (loss) attributable to noncontrolling interests	13	2	(1)
Net earnings attributable to Motorola Solutions, Inc.	$293	$109	$142

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$207	$7	$51
Earnings from discontinued operations, net of tax	86	102	91
Net earnings	$293	$109	$142

Earnings per common share
Basic:
Continuing operations	$0.62	$0.02	$0.15
Discontinued operations	0.25	0.31	0.28
	$0.87	$0.33	$0.43
Diluted:
Continuing operations	$0.61	$0.02	$0.15
Discontinued operations	0.25	0.30	0.28
	$0.86	$0.32	$0.43

Weighted average common shares outstanding
Basic	335.9	334.1	330.2
Diluted	341.3	339.2	332.9

Dividends paid per share	$-	$-	$-

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	64.1%	63.6%	63.9%
Gross margin	35.9%	36.4%	36.1%

Selling, general and administrative expenses	16.7%	16.6%	16.9%
Research and development expenditures	11.3%	13.0%	13.5%
Separation-related transaction costs	1.2%	0.9%	0.5%
Other charges (income)	-1.1%	0.0%	1.9%
Intangibles amortization	1.1%	1.3%	1.4%
Operating earnings	6.7%	4.6%	1.8%

Other income (expense):
Interest expense, net	-0.5%	-0.6%	-0.4%
Gain on sales of investments and businesses, net	0.1%	0.1%	1.1%
Other	-0.1%	0.1%	0.0%
Total other income (expense)	-0.5%	-0.4%	0.7%
Earnings from continuing operations before income taxes	6.1%	4.2%	2.5%
Income tax expense	2.3%	4.0%	1.5%
Earnings from continuing operations	3.9%	0.2%	1.0%

Earnings from discontinued operations, net of tax	1.5%	2.1%	1.9%
Net earnings	5.4%	2.3%	2.9%

Less: Earnings (loss) attributable to noncontrolling interests	0.2%	0.0%	0.0%
Net earnings attributable to Motorola Solutions, Inc.	5.2%	2.2%	3.0%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Year Ended
	December 31, 2010	December 31, 2009
Net sales	$19,282	$18,147
Costs of sales	12,384	12,406
Gross margin	6,898	5,741

Selling, general and administrative expenses	3,367	3,058
Research and development expenditures	2,530	2,598
Separation-related transaction costs	242	42
Other charges (income)	(288)	258
Intangibles amortization	258	277
Operating earnings (loss)	789	(492)

Other income (expense):
Interest expense, net	(131)	(132)
Gain on sales of investments and businesses, net	48	74
Other	(29)	47
Total other income (expense)	(112)	(11)

Earnings (loss) from continuing operations before income taxes	677	(503)

Income tax expense (benefit)	406	(159)
Earnings (loss) from continuing operations	271	(344)

Earnings from discontinued operations, net of tax	379	316
Net earnings (loss)	650	(28)

Less: Earnings attributable to noncontrolling interests	17	23
Net earnings (loss) attributable to Motorola, Inc.	$633	$(51)

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$254	$(367)
Earnings from discontinued operations, net of tax	379	316
Net earnings (loss)	$633	$(51)

Earnings (loss) per common share
Basic:
Continuing operations	$0.76	$(1.12)
Discontinued operations	1.14	0.96
	$1.90	$(0.16)
Diluted:
Continuing operations	$0.75	$(1.12)
Discontinued operations	1.12	0.96
	$1.87	$(0.16)

Weighted average common shares outstanding
Basic	333.3	327.9
Diluted	338.1	327.9

Dividends paid per share	$-	$0.35

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	64.2%	68.4%
Gross margin	35.8%	31.6%

Selling, general and administrative expenses	17.5%	16.9%
Research and development expenditures	13.1%	14.3%
Separation-related transaction costs	1.3%	0.2%
Other charges (income)	-1.5%	1.4%
Intangibles amortization	1.3%	1.5%
Operating earnings (loss)	4.1%	-2.7%

Other income (expense):
Interest expense, net	-0.7%	-0.7%
Gain on sales of investments and businesses, net	0.2%	0.4%
Other	-0.2%	0.3%
Total other income (expense)	-0.6%	-0.1%
Earnings (loss) from continuing operations before income taxes	3.5%	-2.8%
Income tax expense (benefit)	2.1%	-0.9%
Earnings (loss) from continuing operations	1.4%	-1.9%

Earnings from discontinued operations, net of tax	2.0%	1.7%
Net earnings (loss)	3.4%	-0.2%

Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings (loss) attributable to Motorola, Inc.	3.3%	-0.3%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2010	October 2, 2010	December 31, 2009
Assets
Cash and cash equivalents	$4,208	$3,848	$2,869
Sigma Fund and short-term investments	4,655	5,046	5,094
Accounts receivable, net	3,268	3,236	2,845
Inventories, net	1,364	1,354	1,097
Deferred income taxes	1,338	1,230	1,082
Other current assets	1,342	1,442	1,389
Current assets held-for-sale	979	1,217	1,656
Total current assets	17,154	17,373	16,032

Property, plant and equipment, net	1,729	1,768	1,819
Sigma Fund	70	105	66
Investments	310	304	456
Deferred income taxes	1,619	1,762	2,283
Goodwill	2,825	2,752	2,714
Other assets	1,428	1,447	1,680
Non-current assets held-for-sale	442	414	553
Total assets	$25,577	$25,925	$25,603

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$605	$532	$536
Accounts payable	2,462	2,379	1,998
Accrued liabilities	4,704	4,517	4,141
Current liabilities held-for-sale	939	1,281	1,586
Total current liabilities	8,710	8,709	8,261

Long-term debt	2,194	2,864	3,365
Other liabilities	3,542	3,639	3,987
Non-current liabilities held-for-sale	144	167	107

Total Motorola Solutions, Inc. stockholders’ equity	10,885	10,441	9,775

Noncontrolling interests	102	105	108

Total liabilities and stockholders’ equity	$25,577	$25,925	$25,603

Financial Ratios:
Total cash*	$8,933	$8,999	$8,029
Total debt**	$2,799	$3,396	$3,901
Net cash***	$6,134	$5,603	$4,128

*Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments

**Total debt = Notes payable and current portion of long-term debt + Long-term debt

***Net cash = Total cash - Total debt

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2010	October 2, 2010	December 31, 2009
Operating
Net earnings attributable to Motorola Solutions, Inc.	$293	$109	$142
Earnings (loss) attributable to the noncontrolling interests	13	2	(1)
Net earnings	306	111	141
Earnings from discontinued operations, net of tax	86	102	91
Earnings from continuing operations	220	9	50
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	146	142	155
Non-cash other income	(38)	(17)	(74)
Share-based compensation expense	71	69	63
Gains on sales of investments and businesses, net	(4)	(5)	(55)
Loss from the extinguishment of long-term debt	-	-	67
Deferred income taxes, including change in valuation allowance	23	62	164
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(6)	(334)	(33)
Inventories	(10)	(280)	211
Other current assets	100	(152)	(46)
Accounts payable and accrued liabilities	180	934	93
Other assets and liabilities	(63)	74	87
Net cash provided by operating activities	619	502	682
Investing
Acquisitions and investments, net	(98)	(46)	(8)
Proceeds from sales of investments and businesses, net	27	6	37
Capital expenditures	(155)	(64)	(60)
Proceeds from sales of property, plant and equipment	-	-	15
Proceeds from sales (purchases) of Sigma Fund investments, net	422	278	(1,020)
Proceeds from sales of short-term investments, net	-	17	13
Net cash provided by (used for) investing activities	196	191	(1,023)
Financing
Repayment of short-term borrowings, net	(1)	-	(15)
Repayment of debt	(527)	(3)	(2)
Issuance of common stock	27	83	6
Payment of dividends	-	-	-
Distribution from (to) discontinued operations	(15)	108	160
Other, net	(14)	-	-
Net cash provided by (used for) financing activities	(530)	188	149
Discontinued Operations
Net cash provided by operating activities from discontinued operations	34	84	195
Net cash used for investing activities from discontinued operations	(21)	(6)	(40)
Net cash provided by (used for) financing activities from discontinued operations	15	(108)	(160)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(28)	30	5
Net cash provided by (used for) discontinued operations	-	-	-
Effect of exchange rate changes on cash and cash equivalents	75	74	11
Net increase (decrease) in cash and cash equivalents	360	955	(181)
Cash and cash equivalents, beginning of period	3,848	2,893	3,050
Cash and cash equivalents, end of period	$4,208	$3,848	$2,869

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31, 2010	December 31, 2009
Operating
Net earnings (loss) attributable to Motorola Solutions, Inc.	$633	$(51)
Less: Earnings attributable to the noncontrolling interests	17	23
Net earnings (loss)	650	(28)
Earnings from discontinued operations, net of tax	379	316
Earnings (loss) from continuing operations	271	(344)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	572	642
Non-cash other income	(76)	(76)
Share-based compensation expense	273	262
Gains on sales of investments and businesses, net	(48)	(76)
Loss from the extinguishment of long-term debt	12	-
Deferred income taxes, including change in valuation allowance	346	50
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(311)	91
Inventories	(267)	1,266
Other current assets	41	510
Accounts payable and accrued liabilities	920	(2,412)
Other assets and liabilities	(199)	(8)
Net cash provided by (used for) operating activities	1,534	(95)
Investing
Acquisitions and investments, net	(170)	(38)
Proceeds from sales of investments and businesses, net	276	343
Capital expenditures	(335)	(204)
Proceeds from sales of property, plant and equipment	29	23
Proceeds from sales (purchases) of Sigma Fund investments, net	452	(922)
Proceeds from sales (purchases) of short-term investments, net	(6)	201
Net cash provided by (used for) investing activities	246	(597)
Financing
Repayment of short-term borrowings, net	(5)	(86)
Repayment of debt	(1,011)	(132)
Issuance of common stock	179	116
Payment of dividends	-	(114)
Distribution from discontinued operations	383	703
Other, net	(14)	6
Net cash provided by (used for) financing activities	(468)	493
Discontinued Operations
Net cash provided by operating activities from discontinued operations	433	724
Net cash used for investing activities from discontinued operations	(58)	(71)
Net cash used for financing activities from discontinued operations	(383)	(703)

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	8	50
Net cash provided by (used for) discontinued operations	-	-
Effect of exchange rate changes on cash and cash equivalents	27	4
Net increase (decrease) in cash and cash equivalents	1,339	(195)
Cash and cash equivalents, beginning of period	2,869	3,064
Cash and cash equivalents, end of period	$4,208	$2,869

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales by reportable segment for the three months and year ended December 31, 2010 and December 31, 2009.

	Net Sales
	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	% Change from 2009

Mobile Devices	$2,420	$1,824	33%
Home	1,005	1,000	1%
Enterprise Mobility Solutions	2,244	1,981	13%
Segment Totals	5,669	4,805	18%
Other and Eliminations	(6)	(19)	-68%
Company Totals	$5,663	$4,786	18%

	Net Sales
	Year Ended December 31, 2010	Year Ended December 31, 2009	% Change from 2009

Mobile Devices	$7,819	$7,146	9%
Home	3,641	3,904	-7%
Enterprise Mobility Solutions	7,857	7,169	10%
Segment Totals	19,317	18,219	6%
Other and Eliminations	(35)	(72)	-51%
Company Totals	$19,282	$18,147	6%

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Operating earnings (loss) by reportable segment for the three months and year ended December 31, 2010 and December 31, 2009.

	Operating Earnings (Loss)
	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	% Change from 2009

Mobile Devices	$72	$(167)	-143%
Home	54	(25)	-316%
Enterprise Mobility Solutions	337	282	20%
Segment Totals	463	90	414%
Other and Eliminations	(85)	(2)	4150%
Company Totals	$378	$88	330%

	Operating Earnings (Loss)
	Year Ended December 31, 2010	Year Ended December 31, 2009	% Change from 2009

Mobile Devices	$(76)	$(1,215)	-94%
Home	152	16	850%
Enterprise Mobility Solutions	949	736	29%
Segment Totals	1,025	(463)	-321%
Other and Eliminations	(236)	(29)	714%
Company Totals	$789	$(492)	-260%

* Percentage change is not meaningful.

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended December 31, 2010
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$5,663	$-	$5,663
Costs of sales	3,630	21	3,609
Gross margin	2,033	(21)	2,054

Selling, general and administrative expenses	944	41	903
Research and development expenditures	641	22	619
Separation-related transaction costs	68	68	-
Other charges (income)	(63)	(63)	-
Intangibles amortization	65	65	-
Operating earnings	378	(154)	532

Other income (expense):
Interest expense, net	(31)	-	(31)
Gain on sales of investments and businesses, net	4	-	4
Other	(3)	-	(3)
Total other income (expense)	(30)	-	(30)
Earnings from continuing operations before income taxes	348	(154)	502
Income tax expense	128	(37)	165
Earnings from continuing operations	220	(117)	337

Earnings from discontinued operations, net of tax	86	86	-
Net earnings	306	(31)	337

Less: Earnings attributable to noncontrolling interests	13	-	13
Net earnings attributable to Motorola Solutions, Inc.	$293	$(31)	$324

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$207	$(117)	$324
Earnings from discontinued operations, net of tax	86	86	-
Net earnings	$293	$(31)	$324

Earnings per common share
Basic:
Continuing operations	$0.62	$(0.34)	$0.96
Discontinued operations	0.25	0.25	-
	$0.87	$(0.09)	$0.96
Diluted:
Continuing operations	$0.61	$(0.34)	$0.95
Discontinued operations	0.25	0.25	-
	$0.86	$(0.09)	$0.95

Weighted average common shares outstanding
Basic	335.9	335.9	335.9
Diluted	341.3	341.3	341.3

Dividends paid per share	$-		$-

Percentage of Net Sales*
Net sales	100%		100%
Costs of sales	64.1%		63.7%
Gross margin	35.9%		36.3%

Selling, general and administrative expenses	16.7%		15.9%
Research and development expenditures	11.3%		10.9%
Separation-related transaction costs	1.2%		0.0%
Other charges (income)	-1.1%		0.0%
Intangibles amortization	1.1%		0.0%
Operating earnings	6.7%		9.4%

Other income (expense):
Interest expense, net	-0.5%		-0.5%
Gain on sales of investments and businesses, net	0.1%		0.1%
Other	-0.1%		-0.1%
Total other income (expense)	-0.5%		-0.5%
Earnings from continuing operations before income taxes	6.1%		8.9%
Income tax expense	2.3%		2.9%
Earnings from continuing operations	3.9%		6.0%

Earnings from discontinued operations, net of tax	1.5%		0.0%
Net earnings	5.4%		6.0%

Less: Earnings attributable to noncontrolling interests	0.2%		0.2%
Net earnings attributable to Motorola Solutions, Inc.	5.2%		5.7%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings (Loss) after Non-GAAP Adjustments

Q1 2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$4,195	$1,641	$838	$1,736	$(20)
Operating earnings (loss)		$(33)	$(192)	$20	$145	$(6)
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	5	3	1	1	-
Stock-based compensation expense	Cost of sales	7	2	1	4	-
Stock-based compensation expense	SG&A and R&D	56	27	8	21	-
Reorganization of business charges	Other charges (income)	15	12	4	1	(2)
Legal settlement	Other charges (income)	(29)	-	-	-	(29)
Separation-related transaction costs	Separation-related transaction costs	25	-	-	-	25
Intangibles amortization expense	Intangibles amortization	64	-	13	51	-
Less: Total above-OE non-GAAP adjustments		143	44	27	78	(6)
Operating earnings (loss) after non-GAAP adjustments		$110	$(148)	$47	$223	$(12)

Operating earnings (loss) as a percentage of net sales - GAAP		-0.8%	-11.7%	2.4%	8.4%	30.0%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		2.6%	-9.0%	5.6%	12.8%	60.0%

Q2 2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$4,534	$1,724	$886	$1,931	$(7)
Operating earnings (loss)		$219	$87	$29	$214	$(111)
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	7	(2)	4	5	-
Stock-based compensation expense	Cost of sales	7	3	1	3	-
Stock-based compensation expense	SG&A and R&D	61	27	9	25	-
Reorganization of business charges	Other charges (income)	18	4	1	9	4
Legal settlement	Other charges (income)	(228)	(228)	-	-	-
Separation-related transaction costs	Separation-related transaction costs	105	-	-	-	105
Intangibles amortization expense	Intangibles amortization	64	-	14	50	-
Less: Total above-OE non-GAAP adjustments		34	(196)	29	92	109
Operating earnings (loss) after non-GAAP adjustments		$253	$(109)	$58	$306	$(2)

Operating earnings (loss) as a percentage of net sales - GAAP		4.8%	5.0%	3.3%	11.1%	1585.7%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		5.6%	-6.3%	6.5%	15.8%	28.6%

Q3 2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$4,890	$2,034	$912	$1,946	$(2)
Operating earnings (loss)		$225	$(43)	$49	$253	$(34)
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	10	4	1	5	-
Stock-based compensation expense	Cost of sales	9	3	1	5	-
Stock-based compensation expense	SG&A and R&D	60	29	9	22	-
Reorganization of business charges	Other charges (income)	36	9	4	22	1
IP reserve adjustments	Other charges (income)	(37)	-	-	(37)	-
Separation-related transaction costs	Separation-related transaction costs	44	-	-	-	44
Intangibles amortization expense	Intangibles amortization	65	1	13	51	-
Less: Total above-OE non-GAAP adjustments		187	46	28	68	45
Operating earnings (loss) after non-GAAP adjustments		$412	$3	$77	$321	$11

Operating earnings (loss) as a percentage of net sales - GAAP		4.6%	-2.1%	5.4%	13.0%	1700.0%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		8.4%	0.1%	8.4%	16.5%	-550.0%

Q4 2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$5,663	$2,420	$1,005	$2,244	$(6)
Operating earnings (loss)		$378	$72	$54	$337	$(85)
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	13	2	4	7	-
Stock-based compensation expense	Cost of sales	8	3	1	4	-
Stock-based compensation expense	SG&A and R&D	63	30	9	24	-
Reorganization of business charges	Other charges (income)	31	2	10	16	3
IP settlement	Other charges (income)	(94)	(55)	-	(39)	-
Separation-related transaction costs	Separation-related transaction costs	68	-	-	-	68
Intangibles amortization expense	Intangibles amortization	65	2	12	51	-
Less: Total above-OE non-GAAP adjustments		154	(16)	36	63	71
Operating earnings (loss) after non-GAAP adjustments		$532	$56	$90	$400	$(14)

Operating earnings (loss) as a percentage of net sales - GAAP		6.7%	3.0%	5.4%	15.0%	1416.7%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		9.4%	2.3%	9.0%	17.8%	233.3%

2010

		TOTAL	MDB	Home	EMS	Other/Elims
Net sales		$19,282	$7,819	$3,641	$7,857	$(35)
Operating earnings (loss)		$789	$(76)	$152	$949	$(236)
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	35	7	10	18	-
Stock-based compensation expense	Cost of sales	31	11	4	16	-
Stock-based compensation expense	SG&A and R&D	240	113	35	92	-
Reorganization of business charges	Other charges (income)	100	27	19	48	6
IP settlement and reserve adjustments	Other charges (income)	(131)	(55)	-	(76)	-
Legal settlement	Other charges (income)	(257)	(228)	-	-	(29)
Separation-related transaction costs	Separation-related transaction costs	242	-	-	-	242
Intangibles amortization expense	Intangibles amortization	258	3	52	203	-
Less: Total above-OE non-GAAP adjustments		518	(122)	120	301	219
Operating earnings (loss) after non-GAAP adjustments		$1,307	$(198)	$272	$1,250	$(17)

Operating earnings (loss) as a percentage of net sales - GAAP		4.1%	-1.0%	4.2%	12.1%	674.3%
Operating earnings (loss) as a percentage of net sales - after non-GAAP adjustments		6.8%	-2.5%	7.5%	15.9%	48.6%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Highlighted Items, Stock-Based Compensation Expense and Intangibles Amortization Expense)

Q1 2010

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact*
Stock-based compensation expense	Cost of sales, SG&A and R&D	$63	$19	$44	$0.13
Intangibles amortization expense	Intangibles amortization	64	24	40	0.12
Separation-related transaction costs	Separation-related transaction costs	25	5	20	0.06
Reorganization of business charges	Cost of sales and Other charges (income)	20	6	14	0.04
Legal settlement	Other charges (income)	(29)	(12)	(17)	(0.05)
Impact of Medicare Part D Subsidy tax law change	Income tax (expense) benefit	-	(18)	18	0.05
Tax-related benefit	Income tax (expense) benefit	-	50	(50)	(0.15)

Total Continuing Operations Impact		$143	$74	$69	$0.21

Q2 2010

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact*
Separation-related transaction costs	Separation-related transaction costs	$105	$15	$90	$0.27
Stock-based compensation expense	Cost of sales, SG&A and R&D	68	21	47	0.14
Intangibles amortization expense	Intangibles amortization	64	24	40	0.12
Reorganization of business charges	Cost of sales and Other charges (income)	25	7	18	0.05
Gain on sale of investment	Other income (expense)	(31)	(11)	(20)	(0.06)
Legal settlement	Other charges (income)	(228)	(84)	(144)	(0.43)
Tax-related expense	Income tax (expense) benefit	-	(82)	82	0.24
Tax-related benefit	Income tax (expense) benefit	-	64	(64)	(0.19)

Total Continuing Operations Impact		$3	$(46)	$49	$0.15

Q3 2010

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact*
Stock-based compensation expense	Cost of sales, SG&A and R&D	$69	$23	$46	$0.14
Intangibles amortization expense	Intangibles amortization	65	24	41	0.12
Reorganization of business charges	Cost of sales and Other charges (income)	46	11	35	0.10
Separation-related transaction costs	Separation-related transaction costs	44	8	36	0.11
IP reserve adjustments	Other charges (income)	(37)	(14)	(23)	(0.07)
Tax-related benefit	Income tax (expense) benefit	-	(136)	136	0.41

Total Continuing Operations Impact		$187	$(84)	$271	$0.81

Q4 2010

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact*
Stock-based compensation expense	Cost of sales, SG&A and R&D	$71	$24	$47	$0.14
Separation-related transaction costs	Separation-related transaction costs	68	11	57	0.17
Intangibles amortization expense	Intangibles amortization	65	24	41	0.12
Reorganization of business charges	Cost of sales and Other charges (income)	44	13	31	0.09
IP settlement	Other charges (income)	(94)	(35)	(59)	(0.17)

Total Continuing Operations Impact		$154	$37	$117	$0.34

2010

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact*
Stock-based compensation expense	Cost of sales, SG&A and R&D	$271	$87	$184	$0.54
Intangibles amortization expense	Intangibles amortization	258	96	162	0.48
Separation-related transaction costs	Separation-related transaction costs	242	39	203	0.60
Reorganization of business charges	Cost of sales and Other charges (income)	135	37	98	0.29
Legal settlement	Other charges (income)	(257)	(96)	(161)	(0.48)
IP settlement and reserve adjustments	Other charges (income)	(131)	(49)	(82)	(0.24)
Gain on sale of investment	Other income (expense)	(31)	(11)	(20)	(0.06)
Impact of Medicare Part D Subsidy tax law change	Income tax (expense) benefit	-	(18)	18	0.05
Tax-related expense	Income tax (expense) benefit	-	(82)	82	0.24
Tax-related benefit	Income tax (expense) benefit	-	(22)	22	0.07

Total Continuing Operations Impact		$487	$(19)	$506	$1.50

*	EPS impact may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

For the Three Months December 31, 2010

(Unaudited)

(In millions, except per share amounts)

	Historical Motorola	Motorola Mobility Separation		Other		Pro Forma Motorola Solutions
Net sales	$5,663	$3,425		$8	(a)	$2,246
Costs of sales	3,630	2,506		8	(a)	1,132
Gross margin	2,033	919		-		1,114

Selling, general and administrative expenses	944	421		-		523
Research and development expenditures	641	360		-		281
Other charges	70	(29)		(68)	(b)	31
Operating earnings	378	167		68		279

Other income (expense):
Interest expense, net	(31)	1		-		(32)
Gain on sales of investments and businesses, net	4	(1)		-		5
Other	(3)	(5)		-		2
Total other income (expense)	(30)	(5)		-		(25)

Earnings from continuing operations before income taxes	348	162		68		254

Income tax expense	128	92	(c)	11	(b)	47
Earnings from continuing operations	220	70		57		207

Earnings from discontinued operations, net of tax	86	-		(86)	(d)	-
Net earnings	306	70		(29)		207

Less: Earnings attributable to noncontrolling interests	13	-		-		13
Net earnings attributable to Motorola Solutions, Inc.	$293	$70		$(29)		$194

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$207	$70		$57		$194
Earnings from discontinued operations, net of tax	86	-		(86)		-
Net earnings	$293	$70		$(29)		$194

Earnings per common share
Basic:
Continuing operations	$0.62					$0.58
Discontinued operations	0.25					-
	$0.87					$0.58

Diluted
Continuing operations	$0.61					$0.57
Discontinued operations	0.25					-
	$0.86					$0.57

Weighted average common shares outstanding
Basic	335.9					335.9
Diluted	341.3					341.3
Dividends paid per common share	$-					$-

Notes to the pro forma condensed consolidated statements of operations

(a) Adjusted for the inter-segment sales between Motorola Solutions and Motorola Mobility that were eliminated in consolidation in the preparation of the historical Motorola condensed consolidated statements of operations.

(b) Adjusted to reflect the removal of the Company's costs of separating into two separate, publicly traded companies, along with the corresponding tax impact.

(c) Adjusted to reflect a pro formas Motorola Solutions effective tax rate equal to the historical Motorola, Inc. effective tax rates. As a results, the historical effective tax rate as calculated in the pro forma condensed consolidated statement of operations will differ from the effective tax rate used in the calculation of discontinued operations.

(d) Adjusted to reflect the removal of the historical Earnings from discontinued operations.

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2010

(Unaudited)

(In millions, except per share amounts)

	Historical Motorola	Motorola Mobility Separation		Other		Pro Forma Motorola Solutions
Net sales	$19,282	$11,460		$49	(a)	$7,871
Costs of sales	12,384	8,479		49	(a)	3,954
Gross margin	6,898	2,981		-		3,917

Selling, general and administrative expenses	3,367	1,458		-		1,909
Research and development expenditures	2,530	1,451		-		1,079
Other charges	212	(181)		(242)	(b)	151
Operating earnings	789	253		242		778

Other income (expense):
Interest expense, net	(131)	(2)		-		(129)
Gain on sales of investments and businesses, net	48	(1)		-		49
Other	(29)	(22)		-		(7)
Total other income (expense)	(112)	(25)		-		(87)

Earnings from continuing operations before income taxes	677	228		242		691

Income tax expense	406	30	(c)	39	(b)	415
Earnings from continuing operations	271	198		203		276

Earnings from discontinued operations, net of tax	379	-		(379)	(d)	-
Net earnings	650	198		(176)		276

Less: Earnings attributable to noncontrolling interests	17	-		-		17
Net earnings attributable to Motorola Solutions, Inc.	$633	$198		$(176)		$259

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$254	$198		$203		$259
Earnings from discontinued operations, net of tax	379	-		(379)		-
Net earnings	$633	$198		$(176)		$259

Earnings per common share
Basic:
Continuing operations	$0.76					$0.78
Discontinued operations	1.14					-
	$1.90					$0.78

Diluted
Continuing operations	$0.75					$0.77
Discontinued operations	1.12					-
	$1.87					$0.77

Weighted average common shares outstanding
Basic	333.3					333.3
Diluted	338.1					338.1

Dividends paid per common share	$-					$-

Notes to the pro forma condensed consolidated statements of operations

(a) Adjusted for the inter-segment sales between Motorola Solutions and Motorola Mobility that were eliminated in consolidation in the preparation of the historical Motorola condensed consolidated statements of operations.

(b) Adjusted to reflect the removal of the Company's costs of separating into two separate, publicly traded companies, along with the corresponding tax impact.

(c) Adjusted to reflect a pro formas Motorola Solutions effective tax rate equal to the historical Motorola, Inc. effective tax rates. As a results, the historical effective tax rate as calculated in the pro forma condensed consolidated statement of operations will differ from the effective tax rate used in the calculations of discontinued operations.

(d) Adjusted to reflect the removal of the historical Earnings from discontinued operations.

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

December 31, 2010

(Unaudited)

(In millions)

	Historical Motorola	Motorola Mobility Separation	Other		Pro Forma Motorola Solutions
Assets
Cash and cash equivalents	$4,208	$-	$(3,200)	(a)	$1,008
Sigma Fund and short-term investments	4,655	-	-		4,655
Accounts receivable, net	3,268	1,571	-		1,697
Inventories, net	1,364	843	-		521
Deferred income taxes	1,338	119	-		1,219
Other current assets	1,342	594	-		748
Current assets held for sale	979	-	-		979
Total current assets	17,154	3,127	(3,200)		10,827

Property, plant and equipment, net	1,729	806	-		923
Sigma Fund	70	-	-		70
Investments	310	137	-		173
Deferred income taxes	1,619	49	-		1,570
Goodwill	2,825	1,396	-		1,429
Other assets	1,428	697	-		731
Non-current assets held for sale	442	-	-		442
Total assets	$25,577	$6,212	$(3,200)		$16,165

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$605	$-	$-		$605
Accounts payable	2,462	1,731	-		731
Accrued liabilities	4,704	2,101	300	(a)	2,903
Current liabilities held for sale	939	-	-		939
Total current liabilities	8,710	3,832	300		5,178

Long-term debt	2,194	97	-		2,097
Other liabilities	3,542	496	-		3,046
Non-current liabilities held for sale	144	-	-		144

Stockholder’s Equity
Preferred Stock	-	-	-		-
Common stock	3	-	-		3
Additional paid-in capital	8,644	-	(1,022)	(a)	7,471
Retained earnings	4,460	2,133	(2,478)	(a)	-
Accumulated other comprehensive earnings (loss)	(2,222)	(346)	-		(1,876)
Total Motorola Solutions, Inc. stockholders’ equity	10,885	1,787	(3,500)		5,598

Noncontrolling interests	102	-	-		102

Total liabilities and stockholders’ equity	$25,577	$6,212	$(3,200)		$16,165

Financial Ratios:
Total cash*	$8,933				$5,733
Total debt**	$2,799				$2,702
Net cash***	$6,134				$3,031

*Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments

**Total debt = Notes payable and current portion of long-term debt + Long-term debt

***Net cash = Total cash - Total debt

Notes to the pro forma condensed consolidated statements of operations

(a) Adjusted to reflect: (i) an initial contribution of $3.2 billion of cash and cash equivalents, and (ii) a deferred contribution of up to $300 million of cash and cash equivalents.

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Selected Financial Information

(In millions)

2010

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	2010

Depreciation expense	$36	$35	$34	$34	$139

Capital expenditures	37	37	37	81	192

2009

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	2009

Depreciation expense	$39	$42	$46	$42	$169

Capital expenditures	38	34	27	37	136

2008

					2008

Depreciation expense					$174

Capital expenditures					257

As discussed in the Report on Form 8-K furnished with the Securities and Exchange Commission on January 10, 2011, the financial data presented above reflects the removal of the pro forma results of the Motorola Mobility business as a result of the Company’s completed separation of Motorola Mobility Holdings, Inc. This revised financial data was made on a pro forma basis and accordingly, the discontinued operations of Motorola Mobility and the financial results of Motorola Solutions may differ from what is provided above.

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended December 31, 2010
	Pro Forma GAAP Results	Pro Forma Non-GAAP Adjustments	Pro Forma Non-GAAP Results
Net sales	$2,246	$-	$2,246
Costs of sales	1,132	11	1,121
Gross margin	1,114	(11)	1,125

Selling, general and administrative expenses	523	20	503
Research and development expenditures	281	11	270
Other income	(20)	(20)	-
Intangibles amortization	51	51	-
Operating earnings	279	(73)	352

Other income (expense):
Interest expense, net	(32)	-	(32)
Gain on sales of investments and businesses, net	5	-	5
Other	2	-	2
Total other income (expense)	(25)	-	(25)

Earnings from continuing operations before income taxes	254	(73)	327

Income tax expense	47	(62)	109
Earnings from continuing operations	207	(11)	218

Less: Earnings attributable to noncontrolling interests	13	-	13
Net earnings from continuing operations attributable to Motorola Solutions, Inc.	$194	$(11)	$205

Earnings per common share
Basic	$0.58	$(0.03)	$0.61
Diluted	$0.57	$(0.03)	$0.60

Weighted average common shares outstanding
Basic	335.9	335.9	335.9
Diluted	341.3	341.3	341.3

Dividends paid per share	$-		$-

Percentage of Net Sales*
Net sales	100%		100%
Costs of sales	50.4%		49.9%
Gross margin	49.6%		50.1%

Selling, general and administrative expenses	23.3%		22.4%
Research and development expenditures	12.5%		12.0%
Other income	-0.9%		0.0%
Intangibles amortization	2.3%		0.0%
Operating earnings	12.4%		15.7%

Other income (expense):
Interest expense, net	-1.4%		-1.4%
Gain on sales of investments and businesses, net	0.2%		0.2%
Other	0.1%		0.1%
Total other income (expense)	-1.1%		-1.1%
Earnings from continuing operations before income taxes	11.3%		14.6%
Income tax expense	2.1%		4.9%
Earnings from continuing operations	9.2%		9.7%

Less: Earnings attributable to noncontrolling interests	0.6%		0.6%
Net earnings from continuing operations attributable to Motorola Solutions, Inc.	8.6%		9.1%

* Percentages may not add up due to rounding

As discussed in the Report on Form 8-K furnished with the Securities and Exchange Commission on January 10, 2011, the financial data presented above reflects: (i) the removal of the pro forma results of the Motorola Mobility business as a result of the Company’s completed separation of Motorola Mobility Holdings, Inc. (ii) the removal of the Company’s costs of separating into two separate, publicly traded companies, along with the corresponding tax impact, (iii) the removal of the historical Earnings from discontinued operations, (iv) the pro forma Motorola Solutions effective tax rate at the historical Motorola effective tax rate, and (v) the reduction in the number of issued and outstanding shares of Motorola, Inc. Common Stock based on a reverse stock split ratio of 1-for-7. The pro forma effective tax rate may differ from the actual effective tax rate used in the calculation of the discontinued operations of Motorola Mobility in subsequent filings. Motorola Solutions expects its ongoing effective tax rate to be approximately 35% to 37%. This revised financial data was made on a pro forma basis and accordingly, the discontinued operations of Motorola Mobility and the financial results of Motorola Solutions may differ from what is provided above.

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Year Ended December 31, 2010
	Pro Forma GAAP Results	Pro Forma Non-GAAP Adjustments	Pro Forma Non-GAAP Results
Net sales	$7,871	$-	$7,871
Costs of sales	3,954	37	3,917
Gross margin	3,917	(37)	3,954

Selling, general and administrative expenses	1,909	82	1,827
Research and development expenditures	1,079	42	1,037
Other income	(51)	(51)	-
Intangibles amortization	202	202	-
Operating earnings	778	(312)	1,090

Other income (expense):
Interest expense, net	(129)	-	(129)
Gain on sales of investments and businesses, net	49	31	18
Other	(7)	-	(7)
Total other income (expense)	(87)	31	(118)

Earnings from continuing operations before income taxes	691	(281)	972

Income tax expense	415	91	324
Earnings from continuing operations	276	(372)	648

Less: Earnings attributable to noncontrolling interests	17	-	17

Net earnings from continuing operations attributable to Motorola Solutions, Inc.	$259	$(372)	$631

Earnings per common share
Basic	$0.78	$(1.11)	$1.89
Diluted	$0.77	$(1.10)	$1.87

Weighted average common shares outstanding
Basic	333.3	333.3	333.3
Diluted	338.1	338.1	338.1

Dividends paid per share	$-		$-

Percentage of Net Sales*
Net sales	100%		100%
Costs of sales	50.2%		49.8%
Gross margin	49.8%		50.2%

Selling, general and administrative expenses	24.3%		23.2%
Research and development expenditures	13.7%		13.2%
Other income	-0.6%		0.0%
Intangibles amortization	2.6%		0.0%
Operating earnings	9.9%		13.8%

Other income (expense):
Interest expense, net	-1.6%		-1.6%
Gain on sales of investments and businesses, net	0.6%		0.2%
Other	-0.1%		-0.1%
Total other income (expense)	-1.1%		-1.5%
Earnings from continuing operations before income taxes	8.8%		12.3%
Income tax expense	5.3%		4.1%
Earnings from continuing operations	3.5%		8.2%

Less: Earnings attributable to noncontrolling interests	0.2%		0.2%
Net earnings from continuing operations attributable to Motorola Solutions, Inc.	3.3%		8.0%

* Percentages may not add up due to rounding

As discussed in the Report on Form 8-K furnished with the Securities and Exchange Commission on January 10, 2011, the financial data presented above reflects: (i) the removal of the pro forma results of the Motorola Mobility business as a result of the Company’s completed separation of Motorola Mobility Holdings, Inc. (ii) the removal of the Company’s costs of separating into two separate, publicly traded companies, along with the corresponding tax impact, (iii) the removal of the historical Earnings from discontinued operations, (iv) the pro forma Motorola Solutions effective tax rate at the historical Motorola effective tax rate, and (v) the reduction in the number of issued and outstanding shares of Motorola, Inc. Common Stock based on a reverse stock split ratio of 1-for-7. The pro forma effective tax rate may differ from the actual effective tax rate used in the calculation of the discontinued operations of Motorola Mobility in subsequent filings. Motorola Solutions expects its ongoing effective tax rate to be approximately 35% to 37%. This revised financial data was made on a pro forma basis and accordingly, the discontinued operations of Motorola Mobility and the financial results of Motorola Solutions may differ from what is provided above.

Motorola Solutions, Inc.

Operating Earnings after Pro Forma Non-GAAP Adjustments

Q1 2010

		MSI
Net sales		$1,740
Operating earnings		$120

Above-OE pro forma non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	1
Stock-based compensation expense	Cost of sales	5
Stock-based compensation expense	SG&A and R&D	29
Reorganization of business charges	Other charges (income)	(1)
Legal settlement	Other charges (income)	(29)
Intangibles amortization expense	Intangibles amortization	52
Less: Total above-OE pro forma non-GAAP adjustments		57
Operating earnings after pro forma non-GAAP adjustments		$177

Operating earnings as a percentage of net sales-pro forma GAAP		6.9%
Operating earnings as a percentage of net sales-after pro forma non-GAAP adjustments		10.2%

Q2 2010

		MSI
Net sales		$1,936
Operating earnings		$161

Above-OE pro forma non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	5
Stock-based compensation expense	Cost of sales	4
Stock-based compensation expense	SG&A and R&D	32
Reorganization of business charges	Other charges (income)	13
Intangibles amortization expense	Intangibles amortization	50
Less: Total above-OE pro forma non-GAAP adjustments		104

Operating earnings after pro forma non-GAAP adjustments		$265

Operating earnings as a percentage of net sales - pro forma GAAP		8.3%
Operating earnings as a percentage of net sales - after pro forma non-GAAP adjustments		13.7%

Q3 2010

		MSI
Net sales		$1,949
Operating earnings		$218

Above-OE pro forma non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	5
Stock-based compensation expense	Cost of sales	6
Stock-based compensation expense	SG&A and R&D	32
Reorganization of business charges	Other charges (income)	23
IP reserve adjustments	Other charges (income)	(37)
Intangibles amortization expense	Intangibles amortization	49
Less: Total above-OE pro forma non-GAAP adjustments		78

Operating earnings after pro forma non-GAAP adjustments		$296

Operating earnings as a percentage of net sales - pro forma GAAP		11.2%
Operating earnings as a percentage of net sales - after pro forma non-GAAP adjustments		15.2%

Q4 2010

		MSI
Net sales		$2,246
Operating earnings		$279

Above-OE pro forma non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	6
Stock-based compensation expense	Cost of sales	5
Stock-based compensation expense	SG&A and R&D	31
Reorganization of business charges	Other charges (income)	19
IP settlement	Other charges (income)	(39)
Intangibles amortization expense	Intangibles amortization	51
Less: Total above-OE pro forma non-GAAP adjustments		73

Operating earnings after pro forma non-GAAP adjustments		$352

Operating earnings as a percentage of net sales - pro forma GAAP		12.4%
Operating earnings as a percentage of net sales - after pro forma non-GAAP adjustments		15.7%

2010

		MSI
Net sales		$7,871
Operating earnings		$778

Above-OE pro forma non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	17
Stock-based compensation expense	Cost of sales	20
Stock-based compensation expense	SG&A and R&D	124
Reorganization of business charges	Other charges (income)	54
Legal settlement	Other charges (income)	(29)
IP settlement and reserve adjustments	Other charges (income)	(76)
Intangibles amortization expense	Intangibles amortization	202
Less: Total above-OE pro forma non-GAAP adjustments		312

Operating earnings after pro forma non-GAAP adjustments		$1,090

Operating earnings as a percentage of net sales - pro forma GAAP		9.9%
Operating earnings as a percentage of net sales - after pro forma non-GAAP adjustments		13.8%

As discussed in the Report on Form 8-K furnished with the Securities and Exchange Commission on January 10, 2011, the financial data presented above reflects: (i) the removal of the pro forma results of the Motorola Mobility business as a result of the Company’s completed separation of Motorola Mobility Holdings, Inc. (ii) the removal of the Company’s costs of separating into two separate, publicly traded companies, along with the corresponding tax impact, (iii) the removal of the historical Earnings from discontinued operations, (iv) the pro forma Motorola Solutions effective tax rate at the historical Motorola effective tax rate, and (v) the reduction in the number of issued and outstanding shares of Motorola, Inc. Common Stock based on a reverse stock split ratio of 1-for-7. The pro forma effective tax rate may differ from the actual effective tax rate used in the calculation of the discontinued operations of Motorola Mobility in subsequent filings. Motorola Solutions expects its ongoing effective tax rate to be approximately 35% to 37%. This revised financial data was made on a pro forma basis and accordingly, the discontinued operations of Motorola Mobility and the financial results of Motorola Solutions may differ from what is provided above.

Motorola Solutions, Inc.

Pro Forma Non-GAAP Adjustments

2010

Highlighted Items	Statement Line	Q1 2010	Q2 2010	Q3 2010	Q4 2010	2010

Intangibles amortization expense	Intangibles amortization	$52	$50	$49	$51	$202
Stock-based compensation expense	Cost of sales, SG&A and R&D	34	36	38	36	144
Reorganization of business charges	Cost of sales and Other charges (income)	-	18	28	25	71
Legal settlement	Other charges (income)	(29)	-	-	-	(29)
IP settlement and reserve adjustments	Other charges (income)	-	-	(37)	(39)	(76)
Gain on sale of investment	Other income (expense)	-	(31)	-	-	(31)

Loss (earnings) from continuing operations before income taxes		57	73	78	73	281

Tax-related expense, net	Income tax	(8)	(18)	(127)	62	(91)

Loss (earnings) from continuing operations		$65	$91	$205	$11	$372

Loss (earnings) per diluted common share		$0.20	$0.27	$0.61	$0.03	$1.10

As discussed in the Report on Form 8-K furnished with the Securities and Exchange Commission on January 10, 2011, the financial data presented above reflects: (i) the removal of the pro forma results of the Motorola Mobility business as a result of the Company’s completed separation of Motorola Mobility Holdings, Inc. (ii) the removal of the Company’s costs of separating into two separate, publicly traded companies, along with the corresponding tax impact, (iii) the removal of the historical Earnings from discontinued operations, (iv) the pro forma Motorola Solutions effective tax rate at the historical Motorola effective tax rate, and (v) the reduction in the number of issued and outstanding shares of Motorola, Inc. Common Stock based on a reverse stock split ratio of 1-for-7. The pro forma effective tax rate may differ from the actual effective tax rate used in the calculation of the discontinued operations of Motorola Mobility in subsequent filings. Motorola Solutions expects its ongoing effective tax rate to be approximately 35% to 37%. This revised financial data was made on a pro forma basis and accordingly, the discontinued operations of Motorola Mobility and the financial results of Motorola Solutions may differ from what is provided above.